Exhibit 99.26(3)(b)

AMENDMENT

to

UNDERWRITING AGREEMENT

THIS AMENDMENT TO UNDERWRITING AGREEMENT is made and entered into on this the 14th day of February, 2008, to be effective as of October 5, 1999, by and between Southern Farm Bureau Life Insurance Company (hereinafter referred to as “Insurer”), a Mississippi insurance company, on its own behalf and on behalf of Southern Farm Bureau Life Variable Account and Southern Farm Bureau Life Variable Life Account, each a segregated asset account of Insurer, and Southern Farm Bureau Fund Distributor, Inc. (hereinafter referred to as “Distributor”), a Mississippi corporation.

WHEREAS, Insurer and Distributor entered into an Underwriting Agreement dated October 5, 1999, which was amended by an Amendment To Underwriting Agreement dated September 18, 2001, to facilitate distribution by Distributor, as principal underwriter, of certain variable insurance products issued by Insurer; and

WHEREAS, the Underwriting Agreement, as amended, contains certain scrivener’s errors and does not accurately reflect the true intentions of Insurer and Distributor or the actual practices of the parties implemented at inception of the Underwriting Agreement and continued to date; and

WHEREAS, Insurer and Distributor desire to amend the Underwriting Agreement, as amended, and the attached schedules thereto.

NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Insurer and Distributor hereby agree as follows:

1.               Paragraph 1. i. is hereby amended to read, in its entirety, as follows:

“NASD” means the National Association of Securities Dealers, Inc. and any affiliates and any successor, including the Financial Industry Regulatory Authority.

2.               Paragraph 6 is hereby amended to read, in its entirety, as follows:

6.                                       Compensation and Expenses.

a.               Insurer shall pay compensation for sales of the Contracts in accordance with Schedule 2 hereto.  No compensation shall be payable for an Application or Premium, and Distributor agrees

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to reimburse Insurer for any such compensation paid to Distributor, if Insurer:

(1)             in its sole discretion, rejects an Application or Premium;

(2)             refunds Premium upon an applicant’s surrender or withdrawal pursuant to any “free-look” privilege;

(3)             refunds Premium as a result of a complaint by an applicant; or

(4)             determines that a person (i) signing an Application who is required to be licensed or (ii) receiving compensation for soliciting the purchase of a Contract, is not duly licensed to sell the Contract in the state or jurisdiction of such sale.

b.              Upon Distributor’s request, Insurer shall pay compensation payable to Distributor’s Representatives, on Distributor’s behalf, subject to the provisions of Section 7 of this Agreement.  If Distributor determines that a person (1) signing an Application who is required to be registered or (2) receiving compensation for soliciting the purchase of a Contract, is not duly registered to sell the Contract pursuant to federal or state securities laws and rules, no compensation will be payable to any such unregistered person.

c.               Insurer shall pay all expenses in connection with:

(1)             the preparation and filing of each registration statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

(2)             the preparation, underwriting, issuance and administration of the Contracts;

(3)             any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered;

(4)             all registration fees for the Contracts payable to the SEC;

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(5)             the printing of promotional materials, definitive Prospectuses for the Contracts and any supplements thereto for distribution;

(6)             any applicable postage costs; and

(7)             any out-of-pocket expenses incurred by Distributor in carrying out its obligations under this Agreement.

3.               Schedule 1 is hereby amended by substituting in its place and stead Schedule 1 attached hereto and made a part hereof.

4.               Schedule 2 is hereby amended by substituting in its place and stead Schedule 2 attached hereto and made a part hereof.

5.               Except as expressly modified or amended herein, the terms and conditions of the Underwriting Agreement, as amended, remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

INSURER:

Southern Farm Bureau Life Insurance Company

By:	/s/ Joseph A. Purvis
Name:	Joseph A. Purvis
Title:	Senior Vice President, General Counsel and Secretary
Execution Date:	February 14, 2008
Effective Date:	October 5, 1999

DISTRIBUTOR:

Southern Farm Bureau Fund Distributor, Inc.

By:	/s/ Laurence E. Favreau
Name:	Laurence E. Favreau
Title:	President
Execution Date:	February 14, 2008
Effective Date:	October 5, 1999

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Schedule 1

To Underwriting Agreement

Contracts:

Flexible Premium Deferred Variable Annuity Contract

Adjustable Premium Variable Life Insurance Policy

Variable Accounts:

Southern Farm Bureau Life Variable Account

Southern Farm Bureau Life Variable Life Account

Schedule 2

To Underwriting Agreement

Flexible Premium Deferred Variable Annuity Contract

% of Premium Commission Rates

Iss Age 0 - 70

Year	1	2	3	4	5	6	7	8+
Rate	4.19%	4.12%	4.06%	4.00%	3.94%	3.87%	3.82%	1.25%

Iss Age 71 - 75

Year	1	2	3	4	5	6	7	8+
Rate	3.15%	3.09%	3.05%	3.00%	2.96%	2.90%	2.87%	0.94%

Iss Age 76 - 80

Year	1	2	3	4	5	6	7	8+
Rate	2.10%	2.07%	2.04%	2.00%	1.97%	1.95%	1.92%	0.63%

% of Fund Value Commission Rates

All Iss Age
Year	1	2	2	2	2	2	2	8+
Rate	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%

Adjustable Premium Variable Life Insurance Policy

% of Premium Commission Rates

up to Basic Annual Premium

Year	1	2	3	4	5	6	7	8	9	10	11+
Rate	13.96%	13.96%	13.96%	13.96%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	10.00%

in excess of Basic Annual Premium

Year	1	2	3	4	5	6	7	8	9	10	11+
Rate	4.19%	4.19%	4.19%	4.19%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%

AMENDMENT

To

UNDERWRITING AGREEMENT

THIS AMENDMENT TO UNDERWRITING AGREEMENT is made and entered into on this the 30th day of December, 2008, to be effective as of January 1, 2008, by and between Southern Farm Bureau Life Insurance Company (hereinafter referred to as “Insurer”), a Mississippi insurance company, on its own behalf and on behalf of Southern Farm Bureau Life Variable Account and Southern Farm Bureau Life Variable Life Account, each a segregated asset account of Insurer, and Southern Farm Bureau Fund Distributor, Inc. (hereinafter referred to as “Distributor”), a Mississippi corporation.

WHEREAS, Insurer and Distributor entered into an Underwriting Agreement dated October 5, 1999 (which was amended by Amendments To Underwriting Agreement dated September 18, 2001 and February 14, 2008), to facilitate distribution by Distributor, as principal underwriter, of certain variable insurance products issued by Insurer; and

WHEREAS, Insurer and Distributor desire to amend the Underwriting Agreement, as amended.

NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Insurer and Distributor hereby agree as follows:

1.             Section 3.b is hereby amended to read, in its entirety, as follows:

b.             Insurer shall appoint Distributor and each of its Representatives as authorized insurance agents of Insurer; provided that Insurer reserves the right to refuse to appoint any proposed person, or once appointed, to terminate such appointment.

2.             Section 6 is hereby amended to read, in its entirety, as follows:

6.             Compensation and Expenses.

a.             Distributor Compensation.  As payment for its services hereunder, Insurer shall pay directly to Distributor a fee in accordance with Schedule 3 hereto.  Payments shall be made annually no later than December 31st of each year end.  Such annual payments shall cover the period of December of the preceding year through November of the then current year; provided that the initial payment shall cover the period of

January 1, 2008 through November 30, 2008.  The fee may be renegotiated at any time upon the mutual agreement of Insurer and Distributor.  The last agreed-to amount for this fee shall remain in effect until the new fee is mutually agreed upon and is set forth in Schedule 3 hereto.

No compensation shall be payable for an Application or Premium, and Distributor agrees to reimburse Insurer for any such compensation paid to Distributor, if Insurer:

(1)           in its sole discretion, rejects an Application or Premium;

(2)                                  refunds Premium upon an applicant’s surrender or withdrawal pursuant to any “free-look” privilege;

(3)                                  refunds Premium as a result of a complaint by an applicant; or

(4)                                  determines that a person (i) signing an Application who is required to be licensed or (ii) receiving compensation for soliciting the purchase of a Contract, is not duly licensed to sell the Contract in the state or jurisdiction of such sale.

Insurer reserves the right to reduce or not to pay compensation that would otherwise have been payable hereunder in accordance with Schedule 3 attached hereto.

b.             Representative Compensation.  Subject to the provisions of Section 7 of this Agreement, commissions or other fees due all Representatives in connection with the sale of Contracts shall be paid by Insurer, on behalf of Distributor, to the persons entitled in accordance with the applicable Agency Manager Securities Sales Agreement or Agent Securities Sales Agreement (“Agent Agreements”) between such Representative and Distributor or in accordance with other agreements between other registered persons and Distributor, and as set forth in Attachment A to the Paymaster Agreement, as amended, between Insurer and Distributor and Schedule 2 hereto.  The rates of such commissions or other fees may be modified at any time, but only upon the mutual agreement of Insurer and Distributor.  Distributor shall assist Insurer in the payment of such amounts as Insurer shall reasonably request, provided that Distributor shall not be required to perform any acts that would subject it to registration under the insurance laws of any state.

The responsibility of Distributor shall include the performance of all activities by Distributor in order that the payment of such amounts fully complies with all applicable federal and state securities laws.

If Distributor determines that a person (1) signing an Application who is required to be registered or (2) receiving compensation for soliciting the purchase of a Contract, is not duly registered to sell the Contract pursuant to federal or state securities laws and rules, no compensation will be payable to any such unregistered person.

c.                                       Insurer shall pay all expenses in connection with:

(1)                                  the preparation and filing of each registration statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

(2)                                  the preparation, underwriting, issuance and administration of the Contracts;

(3)                                  any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered;

(4)                                  all registration fees for the Contracts payable to the SEC;

(5)                                  the printing for distribution of promotional materials, definitive Prospectuses for the Contracts and any supplements thereto;

(6)                                  any applicable postage costs; and

(7)                                  any out-of-pocket expenses incurred by Distributor in carrying out its obligation under this Agreement.

3.               Schedule 2 is hereby amended by substituting in its place and stead Schedule 2 attached hereto and made a part hereof.

4.               Except as expressly modified or amended herein, the terms and conditions of the Underwriting Agreement, as amended, remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

INSURER:

Southern Farm Bureau Life Insurance Company

By:	/s/ Joseph A. Purvis
Name:	Joseph A. Purvis
Title:	Senior Vice President, General Counsel and Secretary
Execution Date:	December 30, 2008
Effective Date:	January 1, 2008

DISTRIBUTOR:

Southern Farm Bureau Fund Distributor, Inc.

By:	/s/ Laurence E. Favreau
Name:	Laurence E. Favreau
Title:	President
Execution Date:	December 30, 2008
Effective Date:	January 1, 2008

Schedule 2

Broker-Dealer Compensation Schedule

Flexible Premium Deferred Variable Annuity Contract

% of Premium Commission Rates

Iss Age 0 - 70

Year	1	2	3	4	5	6	7	8+
Agent	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	1.00%
AM	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.25%
DSM	0.33%	0.28%	0.24%	0.19%	0.14%	0.09%	0.05%	0.00%
ASSM	0.05%	0.04%	0.03%	0.03%	0.02%	0.01%	0.01%	0.00%
SSM	0.06%	0.05%	0.04%	0.03%	0.03%	0.02%	0.01%	0.00%
	4.19%	4.12%	4.06%	4.00%	3.94%	3.87%	3.82%	1.25%

Iss Age 71 - 75

Year	1	2	3	4	5	6	7	8+
Agent	2.25%	2.25%	2.25%	2.25%	2.25%	2.25%	2.25%	0.75%
AM	0.56%	0.56%	0.56%	0.56%	0.56%	0.56%	0.56%	0.19%
DSM	0.25%	0.21%	0.18%	0.14%	0.11%	0.07%	0.04%	0.00%
ASSM	0.04%	0.03%	0.03%	0.02%	0.02%	0.01%	0.01%	0.00%
SSM	0.05%	0.04%	0.03%	0.03%	0.02%	0.01%	0.01%	0.00%
	3.15%	3.09%	3.05%	3.00%	2.96%	2.90%	2.87%	0.94%

Iss Age 76 - 80

Year	1	2	3	4	5	6	7	8+
Agent	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	0.50%
AM	0.38%	0.38%	0.38%	0.38%	0.38%	0.38%	0.38%	0.13%
DSM	0.17%	0.14%	0.12%	0.09%	0.07%	0.05%	0.02%	0.00%
ASSM	0.02%	0.02%	0.02%	0.01%	0.01%	0.01%	0.01%	0.00%
SSM	0.03%	0.03%	0.02%	0.02%	0.01%	0.01%	0.01%	0.00%
	2.10%	2.07%	2.04%	2.00%	1.97%	1.95%	1.92%	0.63%

Flexible Premium Deferred Variable Annuity Contract

% of Fund Value Commission Rates

All Iss Age

Year	1	2	2	2	2	2	2	8+
Agent	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%
AM	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%
DSM	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
ASSM	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
SSM	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%

Schedule 2

Broker-Dealer Compensation Schedule

Adjustable Premium Variable Life Insurance Policy

% of Premium Commission Rates

up to Basic Annual Premium

Policy Year	1	2	3	4	5	6	7	8	9	10	11+
Agent	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	8.00%
AM	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.00%
DSM	1.10%	1.10%	1.10%	1.10%	0%	0%	0%	0%	0%	0%	0%
ASSM	0.16%	0.16%	0.16%	0.16%	0%	0%	0%	0%	0%	0%	0%
SSM	0.20%	0.20%	0.20%	0.20%	0%	0%	0%	0%	0%	0%	0%
	13.96%	13.96%	13.96%	13.96%	12.50%	12.50%	12.50%	12.50%	12.50%	12.50%	10.00%

in excess of Basic Annual Premium

Policy Year	1	2	3	4	5	6	7	8	9	10	11+
Agent	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
AM	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%
DSM	0.33%	0.33%	0.33%	0.33%	0%	0%	0%	0%	0%	0%	0%
ASSM	0.05%	0.05%	0.05%	0.05%	0%	0%	0%	0%	0%	0%	0%
SSM	0.06%	0.06%	0.06%	0.06%	0%	0%	0%	0%	0%	0%	0%
	4.19%	4.19%	4.19%	4.19%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%

Schedule 3

To Underwriting Agreement

Distributor Compensation Schedule

This Distributor Compensation Schedule is added to and made a part of the Underwriting Agreement, as amended, for Contracts between Insurer and Distributor as of its effective date.  Terms defined in the Agreement shall have the same meaning when used in this Distributor Compensation Schedule.

As payment for its services under this Agreement, Insurer shall pay directly to Distributor an annual fee in the amount of 0.50% of Premiums paid and received under Contracts sold pursuant to this Agreement.

All compensation payable to Distributor shall be subject to Insurer’s rules and also to indebtedness, charge-backs and other offsets and limitations asserted by Insurer against its agents who are also Representatives of Distributor.

Execution Date:	December 30, 2008
Effective Date:	January 1, 2008